Exhibit 99.1
Crexendo Reports Financial Results for the Fourth Quarter and Year Ended December 31, 2017

PHOENIX, AZ—(Marketwired – March 6, 2018)

Crexendo, Inc. (OTCQX: CXDO), a next-generation CLEC and an award-winning leader and provider of unified communications cloud telecom services, broadband internet services, and other cloud business services that are designed to provide enterprise-class cloud services to any size businesses at affordable monthly rates, today reported financial results for its fourth quarter and full year ended December 31, 2017.

Financial highlights for the fourth quarter of 2017

Consolidated total revenue for the fourth quarter of 2017 increased 22% to $2.9 million compared to $2.3 million for the fourth quarter of 2016.

Consolidated service revenue for the fourth quarter of 2017 increased 22% to $2.5 million compared to $2.0 million for the fourth quarter of 2016.

●
Cloud Telecommunications Segment UCaaS service revenue for the fourth quarter of 2017 increased 29% to $2.2 million compared to $1.7 million for the fourth quarter of 2016.
●
Web Services Segment service revenue for the fourth quarter of 2017 decreased 19% to $242,000, compared to $299,000 for the fourth quarter of 2016.

Consolidated product revenue for the fourth quarter of 2017 increased 24% to $380,000 compared to $307,000 for the fourth quarter of 2016.

Consolidated operating expenses for the fourth quarter of 2017 increased slightly by $21,000 to $2.87 million compared to $2.85 million for the fourth quarter of 2016.

On a GAAP basis, the Company reported a $(7,000) net loss for the fourth quarter of 2017, or breakeven per diluted common share, compared to net loss of $(525,000) or $(0.04) loss per diluted common share for the fourth quarter of 2016.

Non-GAAP net income was $111,000 for the fourth quarter of 2017, or $0.01 per diluted common share, compared to a non-GAAP net loss of $(256,000) or $(0.02) loss per diluted common share for the fourth quarter of 2016.

EBITDA for the fourth quarter of 2017 was $8,000 compared to $(473,000) for the fourth quarter of 2016. Adjusted EBITDA for the fourth quarter of 2017 was $100,000 compared to $(267,000) for the fourth quarter of 2016.

Financial highlights for the year ended December, 2017

Consolidated total revenue for year ended December 31, 2017 increased 14% to $10.4 million compared to $9.1 million for the year ended December 31, 2016.

Consolidated service revenue for the year ended December 31, 2017 increased 18% to $9.0 million compared to $7.6 million for the year ended December 31, 2016.

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Cloud Telecommunications Segment UCaaS service revenue for the year ended December 31, 2017 increased 27% to $8.0 million compared to $6.3 million for the year ended December 31, 2016.
●
Web Services Segment service revenue for the year ended December 31, 2017 decreased 22% to $1.1 million, compared to $1.4 million for the year ended December 31, 2016.

 Consolidated product revenue for the year ended December 31, 2017 decreased 9% to $1.3 million compared to $1.5 million for the year ended December 31, 2016.

Consolidated operating expenses for the year ended December 31, 2017 decreased 6% to $11.2 million compared to $11.9 million for the year ended December 31, 2016.

On a GAAP basis, the Company reported a $(1.0) million net loss for the year ended December 31, 2017, or $(0.07) loss per diluted common share, compared to net loss of $(2.8) million or $(0.21) loss per diluted common share for the year ended December 31, 2016.

Non-GAAP net loss was $(112,000) for the year ended December 31, 2017, or $(0.01) loss per diluted common share, compared to a non-GAAP net loss of $(1.7) million or $(0.12) loss per diluted common share for the year ended December 31, 2016.

EBITDA for the year ended December 31, 2017 was $(719,000) compared to $(2.6) million for the year ended December 31, 2016. Adjusted EBITDA for the year ended December 31, 2017 was $(108,000) compared to $(1.7) million for the year ended December 31, 2016.

Total cash and cash equivalents, excluding restricted cash of $100,000 for both periods, at December 31, 2017 was $1.3 million compared to $619,000 at December 31, 2016.

Cash provided by operating activities for the year ending December 31, 2017 was $294,000 compared to cash used for operating activities of $(1.1) million for the year ended December 31, 2016. Cash provided by investing activities for the year ending December 31, 2017 was $252,000 compared to $11,000 for the year ended December 31, 2016. Cash provided by financing activities for the year ending December 31, 2017 was $117,000 compared to $237,000 for the year ended December 31, 2016.

Steven G. Mihaylo, Chief Executive Officer, commented “We are very excited with the results just announced. 2017 results were a substantial improvement over 2016 results. This is due to our performance and commitment to driving improvements to the business. We have performed very well, and I believe our results will continue to impress. I find particularly promising the strong improvement in the fourth quarter 2017 over the fourth quarter 2016. The substantial increase in consolidated revenue for Q4 2017 over Q4 2016 of 22% is very encouraging, and I believe supports that the operational improvements we have undertaken are the reason for the results. It is particularly promising that we were breakeven on a GAAP basis per diluted common share in Q4 compared to a $(.04) loss in Q4 2016. The results were even more dramatic on a Non-GAAP basis with a profit of $.01 per diluted common share in Q4 2017 compared to a $(.02) loss in Q4 2016.

Mihaylo added, “I am also very pleased that even with our increase in revenue and continued upgrades in the business we have still managed to keep costs in line. I believe we did a remarkable job of containing costs with only a very small increase in expenses in Q4 2017 compared to Q4 2016. We expect to continue to work hard on keeping our costs as reasonable as possible, while working to improve operations and results. We continue to work diligently on growing and improving our Partner Channel and that resulted in some significant new Partners added to our team during the Quarter. We never lose focus on providing our customers the best service, the best products and the best support in the industry. We know our award-winning Ride The Cloud ® Unified Communications as a Service (UCaaS) are second to none and will save our customers substantial amounts of money, while increasing their productivity. As more and more companies move to the cloud we know we are in the right space at the right time. Our team is constantly working to improve our processes and partnerships to increase shareholder value.”

Doug Gaylor, President and COO, stated, "While these results are very encouraging it is only a start. The team and I work every day to improve our sales efforts, processes and results, and we are seeing the effects of these efforts. We know that when we get our top of the industry services and products in front of customers we can win that business. Our sales and engineering integration allows us to provide our customers with solutions that meet their needs. We believe that ability as well as our products and services will continue to distinguish us with our partners and enable us to build new partnerships like the recently announced partnership we developed with U.S. Cellular. We fully expect to have those partnerships improve our results.”

Conference Call

The Company is hosting a conference call today, March 6, 2018 at 5:30 PM EST. The telephone dial-in number is 800-239-9838 for domestic and Canadian participants. The conference ID to join the call is 1872120. Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST.

About Crexendo

Crexendo, Inc. (CXDO) is a next-generation CLEC and an award-winning leader and provider of unified communications cloud telecom services, broadband internet services, and other cloud business services that are designed to provide enterprise-class cloud services to any size businesses at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being very excited with the results just announced; (ii) 2017 results being positive due to Company performance and commitment to driving improvements to the business; (iii) having performed very well and expecting that results will continue to impress; (iv) finding promising the strong improvement in the Q4 2017 over Q4 quarter 2016; (v)finding the increase in consolidated revenue for Q4 2017 over Q4 2016 being very encouraging which supports that operational improvements undertaken are shown in the results; (v) finding promising that it was breakeven on a GAAP basis per diluted common share in Q4; (vi) being pleased that it managed to keep costs in line and doing a remarkable job of containing costs; (vii) expecting to continue to work hard on keeping costs as reasonable as possible while working to improve operations and results; (viii) working diligently on growing and improving its Partner Channel which resulted in some significant new Partners added during the Quarter; (ix) never losing focus on providing customers the best service, the best products and the best support in the industry; (x) having UCaaS that are second to none and will save customers substantial amounts of money while increasing their productivity; (xi) being in the right space at the right time; (xii) team constantly working to improve processes and partnerships to increase shareholder value; (xiii) team working every day to improve sales efforts, processes and results and seeing the effects of these efforts; (xiv) knowing when its services and products are in front of customers it can win that business; (xv) sales and engineering integration allowing it to provide its customers with solutions that meet their needs; (xvi) believing it will be able to build new partnerships like the recently announce partnership with U.S. Cellular and (xvii) expecting to have those partnerships improve results.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2017 when filed subsequent to this press release; and Form 10-K for the year ended December 31, 2016, as well as Form 10-Qs filed with the SEC during 2017. These forward-looking statements speak only as of the date on which such statements are made and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$1,282	$619
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $19
as of December 31, 2017 and $34 as of December 31, 2016	375	346
Inventories	131	170
Equipment financing receivables	116	121
Prepaid expenses	530	686
Other current assets	10	8
Total current assets	2,544	2,050

Certificate of deposit	-	252
Long-term trade receivables, net of allowance for doubtful accounts
of $10 as December 31, 2017 and $13 as of December 31, 2016	31	43
Long-term equipment financing receivables	58	176
Property and equipment, net	8	18
Intangible assets, net	239	335
Goodwill	272	272
Long-term prepaid expenses	173	251
Other long-term assets	121	136
Total Assets	$3,446	$3,533

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$79	$116
Accrued expenses	961	997
Notes payable, current portion	69	66
Income taxes payable	-	5
Deferred revenue, current portion	957	809
Total current liabilities	2,066	1,993

Deferred revenue, net of current portion	31	43
Notes payable, net of current portion	10	966
Other long-term liabilities	-	16
Total liabilities	2,107	3,018

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 14,287,556 shares issued and outstanding as of December 31, 2017 and 13,578,556 shares issued
and outstanding as of December 31, 2016	14	14
Additional paid-in capital	60,560	58,716
Accumulated deficit	(59,235)	(58,215)
Total stockholders' equity	1,339	515

Total Liabilities and Stockholders' Equity	$3,446	$3,533

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Service revenue	$2,478	$2,038	$9,030	$7,644
Product revenue	380	307	1,347	1,475
Total revenue	2,858	2,345	10,377	9,119
Operating expenses:
Cost of service revenue	802	714	2,908	2,993
Cost of product revenue	165	149	549	632
Selling and marketing	791	604	2,924	2,531
General and administrative	936	1,195	4,071	4,900
Research and development	181	192	750	826
Total operating expenses	2,875	2,854	11,202	11,882

Loss from operations	(17)	(509)	(825)	(2,763)

Other income/(expense):
Interest income	2	3	10	15
Interest expense	(3)	(33)	(209)	(138)
Other income, net	2	15	11	106
Total other income/(expense), net	1	(15)	(188)	(17)

Loss before income tax	(16)	(524)	(1,013)	(2,780)

Income tax benefit/(provision)	9	(1)	(7)	(12)

Net loss	$(7)	$(525)	$(1,020)	$(2,792)

Net loss per common share:
Basic	$(0.00)	$(0.04)	$(0.07)	$(0.21)
Diluted	$(0.00)	$(0.04)	$(0.07)	$(0.21)

Weighted-average common shares outstanding:
Basic	14,276,729	13,483,502	13,938,342	13,358,311
Diluted	14,276,729	13,483,502	13,938,342	13,358,311

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,020)	$(2,792)
Adjustments to reconcile net loss to net cash provided by/(used for) operating activities:
Amortization of prepaid rent	54	322
Depreciation and amortization	106	146
Non-cash interest expense	201	124
Share-based compensation	573	653
Amortization of deferred gain	(16)	(93)
Changes in assets and liabilities:
Trade receivables	(17)	56
Equipment financing receivables	123	153
Inventories	39	(36)
Prepaid expenses	180	75
Other assets	13	40
Accounts payable and accrued expenses	(73)	225
Income tax payable	(5)	5
Deferred revenue	136	(4)
Net cash provided by/(used for) operating activities	294	(1,126)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of certificate of deposit	252	-
Purchase of long-term investment	-	(1)
Release of restricted cash	-	12
Net cash provided by investing activities	252	11

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	111	150
Repayments made on notes payable	(1,156)	(163)
Proceeds from exercise of options	1,162	9
Proceeds from exercise of warrants	-	300
Payment of contingent consideration	-	(59)
Net cash provided by financing activities	117	237

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	663	(878)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	619	1,497

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	$1,282	$619

Supplemental disclosure of cash flow information:
Cash used during the year for:
Income taxes, net	$(12)	$(2)
Supplemental disclosure of non-cash investing and financing information:
Issuance of common stock for payment of interest on related-party note payable	$109	$101
Issuance of common stock for contingent consideration related to business acquisition	$-	$40
Prepaid assets financed through notes payable	$111	$124

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue:
Cloud telecommunications services	$2,616	$2,046	$9,320	$7,757
Web services	242	299	1,057	1,362
Consolidated revenue	2,858	2,345	10,377	9,119

Income/(loss) from operations:
Cloud telecommunications services	(146)	(623)	(1,331)	(3,174)
Web services	129	114	506	411
Total operating loss	(17)	(509)	(825)	(2,763)
Other income/(expense), net:
Cloud telecommunications services	1	(15)	(183)	(36)
Web services	-	-	(5)	19
Total other income/(expense), net	1	(15)	(188)	(17)
Income/(loss) before income tax provision
Cloud telecommunications services	(145)	(638)	(1,514)	(3,210)
Web services	129	114	501	430
Loss before income tax provision	$(16)	$(524)	$(1,013)	$(2,780)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, interest expense paid with common stock, and amortization of intangibles. We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our March 6, 2018 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA. The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

●
EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
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they do not reflect changes in, or cash requirements for, our working capital needs;
●
they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
●
they do not reflect income taxes or the cash requirements for any tax payments;
●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
●
other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income/(Loss)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(7)	$(525)	$(1,020)	$(2,792)
Share-based compensation	92	149	573	653
Amortization of rent expense paid in stock, net of deferred gain	-	57	38	229
Amortization of intangible assets	23	33	96	131
Non-cash interest expense	3	30	201	124
Non-GAAP net income/(loss)	$111	$(256)	$(112)	$(1,655)

Non-GAAP net income/(loss) per common share:
Basic	$0.01	$(0.02)	$(0.01)	$(0.12)
Diluted	$0.01	$(0.02)	$(0.01)	$(0.12)

Weighted-average common shares outstanding:
Basic	14,276,729	13,483,502	13,938,342	13,358,311
Diluted	14,732,765	13,483,502	13,938,342	13,358,311

 Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(7)	$(525)	$(1,020)	$(2,792)
Depreciation and amortization	25	36	106	146
Interest expense	3	33	209	138
Interest and other income	(4)	(18)	(21)	(121)
Income tax provision/(benefit)	(9)	1	7	12
EBITDA	8	(473)	(719)	(2,617)
Share-based compensation	92	149	573	653
Amortization of rent expense paid in stock, net of deferred gain	-	57	38	229
Adjusted EBITDA	$100	$(267)	$(108)	$(1,735)